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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Units of Limited Partnership Interest
	(2)	Aggregate number of securities to which transaction applies: 25,010
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $8,000,000 (Aggregate book value of the securities to which transaction applies, as of October 21, 2004)
	(4)	Proposed maximum aggregate value of transaction: $8,000,000
	(5)	Total fee paid: $1,014 (represents $126.70 per million)
☒	Fee paid previously with preliminary materials. $1,014
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
c/o ONE WINTHROP PROPERTIES, INC.
7 BULFINCH PLACE, SUITE 500
BOSTON, MA 02114

EQUITY RESOURCES INVESTMENTS, LLC
44 BRATTLE STREET
CAMBRIDGE, MA 02138

November 8, 2004

Dear Limited Partner:

        Winthrop Residential Associates II, A Limited Partnership (the "Partnership"), through its managing general partner One Winthrop Properties, Inc. ("One Winthrop"), and Equity Resources Investments, LLC ("ERI") are writing to ask for your affirmative consent to a liquidation opportunity described more fully in the enclosed Statement Furnished in Connection with the Solicitation of Consents (the "Statement"). The Statement contains detailed information concerning the proposed merger of the Partnership with ERI/RES II Merger Sub Limited Partnership ("Merger Subsidiary"), an affiliate of ERI, pursuant to the terms of an Agreement and Plan of Merger, dated October 21, 2004, by and among ERI/RES II LLC ("Parent"), Merger Subsidiary, the Partnership, One Winthrop, Linnaeus-Hawthorne Associates Limited Partnership ("Linnaeus-Hawthorne") and ERI/RES II GP LLC, as such merger agreement may be amended from time to time. Pursuant to the merger agreement, the Partnership and Merger Subsidiary will merge with the Partnership being the surviving entity and with affiliates of ERI owning in excess of 99% of the Partnership. Pursuant to the merger agreement and as described in more detail in the Statement, at the effective time of the merger:

  •
  Merger Consideration    Each outstanding unit of limited partnership interest in the Partnership (other than units held by affiliates of ERI and units held by limited partners who exercise and perfect their dissenter's rights (the "dissenting limited partners")) will be converted into the right to receive approximately $320 in cash, without interest.

  •
  Release of Cash Reserves    If the merger is approved, we expect that on or prior to the merger the Partnership will make a distribution to its partners of the Partnership's current cash reserves, after satisfying or reserving for all liabilities, which is estimated to generate a distribution of approximately $60 per unit. Thus, if you consent to the merger and the merger is approved, it is estimated that the total cash distributions to you for each unit of limited partnership interest that you hold will be approximately $380 in cash. With this distribution and the merger consideration, each unit of limited partnership interest will have received total cash distributions over the life of the Partnership of approximately $1,109. If you are a dissenting limited partner, you will not receive the per unit merger consideration. Instead, you will only receive distributions of cash reserves and the judicially-determined fair value of your units, which may be more or less than, or the same as, the per unit merger consideration.

  •
  Partnership Termination    The merger agreement will effectively terminate each limited partner's ownership interest in the Partnership. After the merger, your units of limited partnership interest will represent the right only to receive the merger consideration (and not any interest in the Partnership on a going forward basis), and if you dissent, you will be entitled only to those rights afforded to you under applicable law. Assuming that the effective date of the merger occurs prior to January 1, 2005, we expect that each limited partner will receive a final K-1 for 2004 and have no further filing obligations as a result of your interest in the Partnership, other than filing a tax return for 2004.

i

  •
  Partnership Control    The interests of One Winthrop and Linnaeus-Hawthorne, the general partners of the Partnership, will be converted into an aggregate 0.2% special limited partner interest in the Partnership, but they will have no further control over the affairs of the Partnership. At and after the effective time of the merger, the Partnership will otherwise be owned and controlled entirely by affiliates of ERI.

        The merger agreement is available under the Partnership's filings at the SEC's website at www.sec.gov and a copy of it can be obtained, without charge, from either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554. We urge you to read the merger agreement in its entirety as it contains all of the terms and provisions relating to the merger (as opposed to a summary of the terms as set forth herein).

        One Winthrop has specified October 29, 2004, as the record date for the purpose of determining the limited partners who are entitled to receive notice of and to vote on the proposal set forth in the Statement.

        Enclosed for your consideration is the Statement and a Ballot for you to complete to indicate whether or not you wish to vote "FOR" the merger agreement and the merger. The affirmative vote of limited partners who own more than 50% of all outstanding units of limited partnership interest as of the record date is required to approve the proposal. Affiliates of One Winthrop and ERI currently own an aggregate of 1,638.50 units representing 6.55% of the total outstanding units and they have all indicated that they will vote in favor of the merger agreement and the merger.

        ONE WINTHROP HAS DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND, ACCORDINGLY, RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT AND THE MERGER. ONE WINTHROP MAKES THIS RECOMMENDATION FOR A NUMBER OF REASONS, INCLUDING THE FOLLOWING:

  •
  The Partnership's structure makes it difficult to sell its assets and thus liquidate.    The Partnership was originally formed as an investment partnership created to invest in separate limited partnerships (the "Local Limited Partnerships") which would develop, manage, own, operate and otherwise deal with apartment complexes, the financing of which are assisted by federal, state or local government agencies and which Local Limited Partnerships themselves hold local real estate properties. The Local Limited Partnerships are governed by their own partnership agreements pursuant to which the Partnership has no authority to cause the general partners of the Local Limited Partnerships to market or sell the local properties because the Partnership owns only limited partnership (or passive) interests in the Local Limited Partnerships. The general partners of the Local Limited Partnerships actually control the day-to-day operations and management of the local limited partnerships and their properties. Further, by contrast to the number of buyers in the marketplace who might be interested in purchasing the actual properties (or the entities that directly hold or own the properties), there is a limited marketplace of buyers for the Partnership's limited partnership interests in the Local Limited Partnerships.

  •
  The merger agreement and the merger allow for a complete sale (and thus liquidation) of the Partnership.    If the Partnership pursues a strategy of liquidating its assets individually, it is possible that the Partnership will not be able to liquidate the Partnership's less desirable assets. Under this scenario, if the Partnership is left with only a few underperforming assets, the costs associated with operating the Partnership would still accrue and potentially have to be paid from the Partnership's cash reserves if operating revenues were not adequate. Moreover, these costs could increase significantly as the enhanced accounting, control and filing requirements set forth in the recently enacted Sarbanes-Oxley Act of 2002 come into effect during the next 15 months. Additionally, an approval of the merger would allow the Partnership to protect and release its cash reserves, which are now approximately $60 per unit. The distribution of the Partnership's cash reserves would be in addition to the merger consideration and increase the net benefit of the merger to limited partners.

  •
  The merger consideration represents a reasonable estimate of the value of the Partnership's investments in the Local Limited Partnerships.    Although the interests in the Local Limited Partnership's have not been marketed for sale, based on the managing general partner's analysis of the Partnership's investment portfolio, taking into consideration the lack of control over the Local Limited Partnerships and the recent trading prices for units of limited partnership in the Partnership (discussed in more detail below), One Winthrop (as the managing general partner) believes that the merger consideration of approximately $320 per unit approximates a reasonable estimate of the value of the Partnership's investments. Additionally, the merger consideration, when combined with the release of cash reserves and previous cash distributions from the Partnership, will provide limited partners (other than dissenting limited partners and limited partners who are affiliates of ERI) with a per unit cumulative distribution over the life of the Partnership of approximately $1,109. Further, the merger agreement and the transactions described therein have been negotiated on an arms-length basis.

  •
  Without the merger, a future liquidation may be difficult for the Partnership as currently structured.    When the Partnership was formed, it was anticipated that the Partnership would hold its interests in the Local Limited Partnerships for an eight to thirteen year period. The Partnership has now been in existence for over 20 years with limited ability and opportunities to exit all of the Local Limited Partnerships. Further hindering the Partnership's ability to sell its interests in the Local Limited Partnerships is the right of the general partners of the Local Limited Partnerships to reject the transfer or assignment by the Partnership of its interest in the Local Limited Partnerships. One advantage of the proposed merger is that the assets of the Partnership (i.e., the limited partnership interests in the Local Limited Partnerships) will still be owned by the Partnership after the close of the merger (even though the Partnership will then be owned by affiliates of ERI as opposed to all of you, the Partnership's current limited partners) thereby alleviating the need for the consent of the general partners of the Local Limited Partnerships. With seven remaining Local Limited Partnerships, the ability to individually liquidate each interest is problematic.

  •
  There is no established trading market for the Partnership's units of limited partnership interest and the merger will result in a substantial premium.    The units of limited partnerships interest in the Partnership which you currently hold represent non-controlling, illiquid investments that are not listed or traded on any national securities exchange or quoted on NASDAQ. As a result, privately negotiated sales, sales through intermediaries and sales through registered and non-registered tender offers are the only current means to liquidate your limited partnership interests. Reported trading prices for units of limited partnership interest in the Partnership over the previous twenty four months averaged $44 per unit. There have been a total of 10 units traded over that period, representing less than 1% of the Partnership's outstanding units. The last known tender offer for units in the Partnership was made in September 2004. The price offered was $100 per unit by contrast to the approximately $320 per unit (excluding the $60 of cash reserves which is expected to be distributed) being offered pursuant to the merger agreement.

  •
  In the course of determining whether to enter into the merger agreement, One Winthrop also considered the fact that the Partnership may ultimately realize more value by holding its interests in the Local Limited Partnerships or selling them in separate transactions. However, when weighing these potential negative factors against the positive factors described above, One Winthrop determined that the merger agreement and the merger represent the most efficient, most cost-effective approach to liquidate your interests in the Partnership, and are in the best interests of the Partnership and its limited partners.

        Accordingly, One Winthrop RECOMMENDS that you vote "FOR" the merger agreement and the merger on the enclosed Ballot by checking the "FOR" box, signing and dating the Ballot and returning it to the Partnership by mail to P.O. Box 9507, Boston, Massachusetts 02114, by overnight courier services to 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114 or by fax to (617) 570-4710.

        Please note that this solicitation will expire at 5:00 p.m., New York City time, on December 21, 2004 (unless such expiration date is extended by One Winthrop in its sole discretion).

        If you have any questions or require any assistance in completing and returning the enclosed Ballot, please contact either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), at (800) 605-6774, or (ii) the Partnership at (888) 448-5554. In addition, Krupp Funds Group may be contacting you to discuss any questions you may have.

Very truly yours,
WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
By:	ONE WINTHROP PROPERTIES, INC. Managing General Partner
/s/ CAROLYN B. TIFFANY Carolyn B. Tiffany Secretary
EQUITY RESOURCES INVESTMENTS, LLC
By:	/s/ EGGERT DAGBJARTSSON Eggert Dagbjartsson Manager

WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
c/o ONE WINTHROP PROPERTIES, INC.
7 BULFINCH PLACE, SUITE 500
BOSTON, MA 02114

EQUITY RESOURCES INVESTMENTS, LLC
44 BRATTLE STREET
CAMBRIDGE, MA 02138

STATEMENT FURNISHED IN CONNECTION WITH
THE SOLICITATION OF CONSENTS

Dated November 8, 2004

        This Statement is being furnished by Winthrop Residential Associates II, A Limited Partnership (the "Partnership"), through its managing general partner One Winthrop Properties, Inc. ("One Winthrop"), and Equity Resources Investments, LLC ("ERI"). The principal executive offices of the Partnership and its managing general partner, One Winthrop, are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114. The principal executive offices of ERI are located at 44 Brattle Street, Cambridge, Massachusetts 02138.

        The Partnership, through its managing general partner, One Winthrop, and ERI are hereby soliciting the consent of limited partners of the Partnership to a single proposal that, if adopted, would result in the adoption of an Agreement and Plan of Merger, dated October 21, 2004, by and among ERI/RES II LLC ("Parent"), ERI/RES Merger Sub Limited Partnership, a direct wholly owned subsidiary of Parent ("Merger Subsidiary"), the Partnership, One Winthrop, Linnaeus-Hawthorne Associates Limited Partnership ("Linnaeus-Hawthorne") and ERI/RES II GP LLC, as such merger agreement may be amended from time to time, pursuant to which the Partnership and Merger Subsidiary will merge, with the Partnership being the surviving entity and with affiliates of ERI owning in excess of 99% of the Partnership. Pursuant to the merger agreement and as described in more detail in the Statement, at the effective time of the merger:

  •
  Merger Consideration    Each outstanding unit of limited partnership interest in the Partnership (other than units held by affiliates of ERI, the controlling entity of both Parent and Merger Subsidiary, and units held by limited partners who exercise and perfect their dissenter's rights (the "dissenting limited partners")) will be converted into the right to receive approximately $320 in cash, without interest.

  •
  Release of Cash Reserves    If the merger is approved, we expect that on or prior to the merger the Partnership will make a distribution to its partners of the Partnership's current cash reserves, after satisfying or reserving for all liabilities, which is estimated to generate a distribution of approximately $60 per unit. Thus, if you consent to the merger and the merger is approved, it is estimated that the total cash distributions to you for each unit of limited partnership interest that you hold will be approximately $380 in cash. With this distribution and the merger consideration, each unit will have received total cash distributions over the life of the Partnership of approximately $1,109. If you are a dissenting limited partner, you will not receive the per unit merger consideration. Instead, you will only receive distributions of cash reserves and the judicially-determined fair value of your units, which could be more or less than, or the same as, the per unit merger consideration.

  •
  Partnership Termination    The merger agreement will effectively terminate each limited partner's ownership interest in the Partnership. After the merger, your units of limited partnership interest will represent the right only to receive the merger consideration (and not any interest in the Partnership on a going forward basis), and if you dissent, you will be entitled only to those rights afforded to you under applicable law. Assuming that the effective date of the merger occurs prior to January 1, 2005, we expect that each limited partner will receive a final K-1 for 2004 and have no further filing obligations as a result of your interest in the Partnership, other than filing a tax return for 2004.

  •
  Partnership Control    The interests of One Winthrop and Linnaeus-Hawthorne, the general partners of the Partnership, will be converted into special limited partner interests in the Partnership, but they will have no further control over the affairs of the Partnership. At and after the effective time of the merger, the Partnership will otherwise be owned and controlled entirely by affiliates of ERI.

        The merger agreement is available under the Partnership's filings at the SEC's website at www.sec.gov and a copy of it can be obtained, without charge, from either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554. We urge you to read the merger agreement in its entirety as it contains all of the terms and provisions relating to the merger (as opposed to a summary of the terms as set forth herein).

        Under Maryland law, if the merger is completed holders of units of limited partnership interests who do not vote in favor of the merger will have the right to seek appraisal of the fair value of their units of limited partnership interest as determined by a panel of three disinterested appraisers appointed by a court, but only if they file with the Partnership a written objection to the merger, not vote in favor of the merger, make a written demand for an appraisal and otherwise comply with applicable procedures under Maryland law. See "The Merger—Appraisal Rights" on page 21 for further information.

        ONE WINTHROP HAS DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. The reasons for this determination are explained in greater detail below, and include, but are not limited to the following: (1) the Partnership's structure makes it difficult to sell its assets (and thus liquidate), (2) the merger agreement and the merger allow for a complete sale (and liquidation) of the Partnership, (3) the merger consideration represents a reasonable estimate of the value of the Partnership's investments in the local limited partnerships, (4) without the merger, as currently structured a future sale of the Partnership may be difficult, and (5) there is no established trading market for the Partnership's units of limited partnership interest and the merger will result in a substantial premium to what individual units have traded for on the secondary market (as well as recent offers for units in the Partnership).

        Accordingly, One Winthrop RECOMMENDS that you vote "FOR" the merger agreement and the merger on the enclosed Ballot by checking the "FOR" box, signing and dating the Ballot and returning it to the Partnership by mail to P.O. Box 9507, Boston, Massachusetts 02114, by overnight courier services to 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114 or by fax to (617) 570-4710.

        Your vote is important.    Your Ballot should be returned promptly. You are urged to return the enclosed Ballot within one week after receipt, but in no event later than December 21, 2004, the expiration date of this solicitation. Such date may be extended from time to time in the sole discretion of One Winthrop, provided that it will not be extended later than December 29, 2004.

        If you have any questions or require any assistance in completing and returning the enclosed Ballot, please contact either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), at (800) 605-6774, or (ii) the Partnership at (888) 448-5554. In addition, Krupp Funds Group may be contacting you to discuss any questions you may have.

        This Statement was first mailed to limited partners on or about November 8, 2004.

TABLE OF CONTENTS

Summary Term Sheet	5
Questions and Answers About the Merger and the Ballot	9
Introduction	12
The Proposal	12
Record Date; Voting Rights; Vote Required For Approval	13
Voting and Revocation of Votes	13
Solicitation of Votes; Expenses of Solicitation	14
The Merger	15
Background of the Merger	15
Reasons for the Merger and the Recommendations of One Winthrop	15
Interests of ERI, One Winthrop and Linnaeus-Hawthorne in the Merger	17
Material U.S. Federal Income Tax Consequences of the Merger to Our Limited Partners	17
Consequences of the Merger	18
Backup Withholding	19
FIRPTA Withholding	19
Effective Time of the Merger	20
Payment of Merger Consideration and Delivery of Transmittal Form	20
Appraisal Rights	21
The Merger Agreement	22
Consideration to be Received by the Partnership's Partners	22
Partnership, One Winthrop and Linnaeus-Hawthorne Representations and Warranties	23
Partnership Covenants	23
Representations and Warranties of Parent and Merger Subsidiary	25
Soliciting Other Offers or Plans	25
Conditions to the Merger	26
Termination of the Merger Agreement	27
Termination Fees	27
Amendments to the Merger Agreement	28
Indemnification	28
Efforts to Complete the Merger	28
The Partnership	28
Security Ownership of Certain Beneficial Owners and Management	30
Incorporation of Certain Information by Reference	30
Exhibit A	A-1

SUMMARY TERM SHEET

        This summary term sheet highlights material information from this Statement relating to the proposed merger and the consent being sought hereunder and does not necessarily contain all of the information that is important to you. To understand fully the merger agreement and the merger, you should read carefully this entire Statement, including the information incorporated by reference, the merger agreement (which is available under the Partnership's filings at the SEC's website at www.sec.gov and a copy of which can be obtained, without charge, from either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554) and the additional documents referred to in this Statement.

The Merger and Merger Consideration (see p. 22)

        You are being requested to consent to the terms of the merger agreement pursuant to which:

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  Merger Subsidiary will be merged with and into the Partnership, with the Partnership being the surviving entity and with affiliates of ERI owning in excess of 99% of the Partnership;

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  All limited partners in the Partnership, other than affiliates of Parent and dissenting limited partners, will receive approximately $320 of cash consideration in exchange for each unit of limited partnership interest in the Partnership; and

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  Limited partners in the Partnership will, from and after the effective date of the merger, no longer have an interest in the Partnership.

Distribution of Cash Reserves (see p. 12)

        If the merger is approved, we expect that on or prior to the merger the Partnership will make a distribution to its partners of the Partnership's current cash reserves, after satisfying or reserving for all liabilities, which is estimated to generate a distribution of approximately $60 per unit. Thus, if you consent to the merger and the merger is approved, it is estimated that the total cash distributions to you for each unit of limited partnership interest that you hold will be approximately $380 in cash. With this distribution and the merger consideration, each unit will have received total cash distributions over the life of the Partnership of approximately $1,109. If you are a dissenting limited partner, you will not receive the per unit merger consideration. Instead, you will only receive distributions of cash reserves and the judicially-determined fair value of your units, which could be more or less than, or the same as, the per unit merger consideration.

The Managing General Partner's Recommendation (see p. 15)

        One Winthrop, the managing general partner of the Partnership, has determined that the merger agreement and merger are advisable and in the best interests of the limited partners for a number of reasons including the following:

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  The Partnership's structure makes it difficult to sell its assets (and thus liquidate);

  •
  The merger agreement and the merger allow for a complete sale (and liquidation) of the Partnership;

  •
  The merger consideration represents a reasonable estimate of the value of the Partnership's investments in the Local Limited Partnerships (as defined below);

  •
  Without the merger, as currently structured a future sale of the Partnership may be difficult; and

  •
  There is no established trading market for the Partnership's units of limited partnership interest and the merger will result in a substantial premium to what individual units have traded for on the secondary market (as well as recent offers for units in the Partnership).

Record Date (see p. 13)

        Only holders of record of units of limited partnership interest in the Partnership at the close of business on October 29, 2004 are entitled to notice of and to vote on the merger agreement and the merger. On that date, there were 2,204 holders of record of units of limited partnership interest in the Partnership and 25,010 units of limited partnership interest in the Partnership outstanding.

Expiration of Voting Period (see p. 13)

        Limited partners of record on the record date must return their signed Ballot by no later than 5:00 p.m. on December 21, 2004 for their vote to be counted, unless such expiration date is extended by One Winthrop in its sole discretion.

Vote Required for Approval (see p. 13)

        Pursuant to the terms of the Partnership's partnership agreement and applicable Maryland law, the affirmative vote of limited partners holding a majority of the units, as well as the general partners of the Partnership, is required for the merger agreement and the merger to be approved. Each Ballot that otherwise meets the requirements set forth below will be voted as directed on the Ballot. If no instructions are indicated, the units of limited partnership interest represented by such Ballot will be voted "FOR" the adoption of the merger agreement and to approve the merger.

Conditions to the Merger Agreement (see p. 26)

        The obligations of the parties to the merger agreement are subject only to the satisfaction or, if permitted, waiver of the following conditions:

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  the merger proposal must be approved by the affirmative vote of limited partners holding a majority of the limited partnership units of the Partnership at the close of business on the record date;

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  no temporary restraining order, injunction or other judgment or court order or statute, law, rule, or regulation may be in effect that prevents the completion of the merger, or that makes completing the merger illegal;

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  each other party must have performed in all material respects all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing;

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  the representations and warranties of each other party set forth in the merger agreement must be true and correct in all material respects;

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  each party must obtain all consents required to be obtained by it from governmental entities and required third parties; and

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  each party must deliver to the other parties executed officer's certificates required by the merger agreement.

        In addition, the obligations of Parent and Merger Subsidiary to consummate the merger are also conditioned upon:

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  all of the Local Limited Partnerships continuing to own all of the real property presently owned by them and no arrangements for the sale or transfer of such real property being entered into, unless consented to by Parent, and there not occurring any material adverse change in such real property or the financial condition of the Local Limited Partnerships;

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  the business, assets or properties of the Partnership (including the business, assets and properties of the Local Limited Partnerships) shall not have been, and shall not be threatened to be, adversely affected in any way as a result of fire, explosion, earthquake, disaster, labor trouble or dispute, change in business organization, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy;

  •
  there not occurring any material adverse change in the condition, operations, business, prospects or assets of the Partnership (including the business, assets and properties of the Local Limited Partnerships) or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Partnership (including the business, assets and properties of the Local Limited Partnerships); and

  •
  the Parent's satisfaction that the merger and the payment of the merger consideration are conducted in material compliance with all applicable federal and state securities laws.

No Solicitation (see p. 25)

        The merger agreement contains detailed provisions prohibiting One Winthrop or the Partnership from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit One Winthrop and the Partnership from taking any action to initiate or solicit an acquisition proposal from a third party. The merger agreement does not, however, prohibit One Winthrop or the Partnership from considering and potentially approving and recommending an unsolicited superior proposal from a third party, if One Winthrop complies with the appropriate provisions of the merger agreement, which require, among other things, that One Winthrop provide Parent with at least four (4) business days prior notice of its intention to recommend such superior proposal, during which time Parent may make, and in such event the Partnership and One Winthrop shall consider, a counterproposal to such superior transaction, and One Winthrop shall itself, and on behalf of the Partnership, cause the appropriate financial and legal advisors to negotiate in good faith with Parent with respect to the terms and conditions of such counterproposal. In the event that such counterproposal by Parent, if consummated, would result in a transaction more favorable than such superior transaction, then One Winthrop, as the managing general partner and on behalf of the Partnership, shall automatically be obligated promptly to accept and recommend such counterproposal from Parent, and the parties to the merger agreement shall continue their efforts to consummate such transaction on the terms and conditions set forth in the merger agreement.

Termination of the Merger Agreement (see p. 27)

        The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of the parties to the merger agreement; by either the Partnership or One Winthrop, on one hand, or Parent and Merger Sub, on the other hand, upon the occurrence of certain events, including, without limitation, the failure to obtain any required government approval, a material breach by the other party of any representation, warranty or covenant or other agreement contained in the merger agreement that is not cured within thirty days or if the consent sought in this Statement is not obtained by December 29, 2004; by the Partnership if it accepts a superior transaction in compliance with the terms of the merger agreement; by Parent upon the taking of certain acts by the Partnership over the objection of Parent or the breach of One Winthrop, Linnaeus-Hawthorne and/or their affiliates of their solicitation covenant contained in the merger agreement.

Termination Fees (see p. 27)

        The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement, whether or not the merger is completed.

        The Partnership must pay Parent a break-up fee of $375,000 if the merger agreement is terminated:

  •
  by the Partnership if it determines to accept a Superior Transaction (as defined below);

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  by Parent if One Winthrop or Linnaeus-Hawthorne, or their affiliates, breaches the non-solicitation covenant set forth in the merger agreement (except for a single inadvertent breach which has not adversely affected the consummation of the merger); or

  •
  by Parent, if the Partnership takes any action, or causes a Local Limited Partnership to take any action, prohibited by the merger agreement without Parent's consent.

        In addition, the terminating party has the right to recover its fees and expenses from the other party in the event of termination due to a breach of representation, warranty, covenant or agreement of such other party. In all cases (other than circumstances under which a break-up fee is payable), no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of the merger agreement.

Appraisal Rights (see p. 21)

        Maryland law provides that, in connection with the adoption of the merger agreement and the approval of the merger, holders of units of limited partnership interest are entitled to appraisal rights. Limited partners may elect to pursue their appraisal rights to receive the judicially-determined "fair value" of their units, which could be more or less than, or the same as, the per unit merger consideration for their units, but only if they comply with the procedures required under Maryland law. To qualify for these rights, you must, in accordance with applicable Maryland law procedures, (1) file with the Partnership a written objection to the merger, (2) not vote in favor of the merger, (3) make a written demand for appraisal and (4) otherwise comply with the Maryland law procedures for exercising appraisal rights. Each holder of units of limited partnership interest desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, of the Maryland General Corporation Law, which is incorporated by reference in the Maryland Revised Uniform Limited Partnership Act and a copy of which is attached as Exhibit A hereto, for a complete statement of their rights and the steps which must be followed in connection with the exercise of those rights. An executed Ballot that is not marked "AGAINST" or "ABSTAIN" will be voted for the merger and will disqualify the limited partner submitting that Ballot from demanding appraisal rights.

Material U.S. Federal Income Tax Consequences (see p. 17)

        The receipt of cash in exchange for units of limited partnership interest surrendered pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a limited partner generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between the merger consideration received for such units and the limited partner's adjusted tax basis in such units of limited partnership interest. If the merger is approved and effected, it is estimated that limited partners who acquired their units of limited partnership interest in the Partnership's initial offering (the "Original Limited Partners") will recognize a taxable gain of $1,721, which will be primarily subject to Federal income tax at the 25% rate. Original Limited Partners who have previously used all of their suspended passive losses from the Partnership will, as a result, recognize an estimated tax cost of approximately $430, which amount is in excess of the expected approximate $380 that Original Limited Partners will receive from the expected distribution and merger consideration. By contrast, however, Original Limited Partners who have not used any of their suspended passive losses from the Partnership will be able to offset this gain with such losses and would recognize an estimated tax cost of approximately $300, which results in a net cash distribution to such Original Limited Partners of approximately $80 from the expected distribution and merger consideration.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE BALLOT

Q:
Why should I vote in favor of the merger agreement?

A:
There are a number of reasons, including, but not limited to, the following:

•
The Partnership's structure makes it difficult to sell its assets (and thus liquidate);

•
The merger agreement and the merger allow for a complete sale (and liquidation) of the Partnership;

•
The merger consideration represents a reasonable estimate of the value of the Partnership's investments in the Local Limited Partnerships (as defined below);

•
Without the merger, as currently structured a future sale of the Partnership may be difficult; and

•
There is no established trading market for the Partnership's units of limited partnership interest and the merger will result in a substantial premium to what individual units have traded for on the secondary market (as well as recent offers for units in the Partnership).

Q:
What is the proposed merger?

A:
ERI/RES II LLC ("Parent") will acquire all of the units of limited partnership interest in the Partnership through the merger of ERI/RES II Merger Sub Limited Partnership ("Merger Subsidiary"), an affiliate of Equity Resources Investments, LLC ("ERI") and a direct wholly owned subsidiary of Parent, with and into the Partnership, with the Partnership continuing as the surviving entity, after which partners who are affiliates of ERI will collectively hold a 99.8% interest in the Partnership, and One Winthrop and Linnaeus-Hawthorne will collectively hold a 0.2% special limited partner interest.

Q:
What will limited partners be entitled to receive in the merger?

A:
If the merger is completed, each outstanding unit of limited partnership interest in the Partnership (other than units held by affiliates of ERI and dissenting limited partners) will be converted into the right to receive approximately $320 in cash, without interest. Dissenting limited partners will be entitled only to the rights and remedies provided to them under applicable law.

Q:
What will the Partnership do with its cash reserves?

A:
Immediately prior to the effectiveness of the merger and in addition to the merger consideration, the Partnership intends to make a distribution to its partners in an aggregate amount equal to all of its cash reserves after satisfying all of its liabilities (or setting aside adequate reserves to cover all of its liabilities), which distribution will be allocated pro rata among all of the partners of the Partnership as provided in the Partnership's partnership agreement. It is estimated that such distribution will be approximately $60 per limited partnership unit. Thus, if the merger agreement is approved, it is estimated that the total cash distributions per unit of limited partnership interest (excluding units held by affiliates of ERI and dissenting limited partners) will be approximately $380. With this distribution and the payment of the merger consideration, each unit of limited partnership interest will have received total cash distributions over the life of the Partnership of approximately $1,109.

Q:
What does the managing general partner of the Partnership recommend?

A:
ONE WINTHROP, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP, RECOMMENDS THAT LIMITED PARTNERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. One Winthrop has determined that the merger agreement and the merger are advisable and in the best interests of the partners of the Partnership. See "The Merger-Reasons for the Merger and The Recommendations of One Winthrop" on page 15.

Q:
When do you expect the merger to be completed? Is the merger subject to the fulfillment of any conditions?

A:
The merger is subject to the approval of the merger agreement and the merger by our limited partners who hold a majority of the outstanding units of limited partnership interest, which approval is being requested in this Statement, as well as other customary conditions for merger transactions which are detailed below. See "The Merger Agreement-Conditions to the Merger" on page 26. We expect to complete the merger as soon as practicable after limited partner consent has been obtained.

  Further, the Partnership has the right to terminate the merger agreement if it receives a "higher and better" offer. In such case, the Partnership would be obligated to pay to Parent $375,000 as liquidated damages. Please note that even if the Partnership were to receive a "higher and better" offer, the Parent has the right to counter-offer, and if such counter-offer is yet higher and better, then the Partnership will be obligated to accept such counter-offer. See "The Merger Agreement—Termination of the Merger Agreement" on page 27 and "The Merger Agreement-Termination Fees" on page 27.

Q:
What are the U.S. federal income tax consequences of the merger to me?

A:
The receipt of cash in exchange for your units of limited partnership interest in the Partnership will be a taxable transaction in which your tax liability may exceed the cash consideration paid to you. If you are subject to income tax, your after-tax benefit or cost from the merger will be based on a number of factors, including your tax basis in your units of limited partnership interest and whether you have unused passive activity losses from the Partnership. If the merger is approved and effected, it is estimated that limited partners who acquired their units of limited partnership interest in the Partnership's initial offering (the "Original Limited Partners") will recognize a taxable gain of $1,721, which will be primarily subject to Federal income tax at the 25% rate. Original Limited Partners who have previously used all of their suspended passive losses from the Partnership will, as a result, recognize an estimated tax cost of approximately $430, which amount is in excess of the expected approximate $380 that Original Limited Partners will receive from the expected distribution and merger consideration. By contrast, however, Original Limited Partners who have not used any of their suspended passive losses from the Partnership will be able to offset this gain with such losses and would recognize an estimated tax cost of approximately $300, which results in a net cash distribution to such Original Limited Partners of approximately $80 from the expected distribution and merger consideration. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES THAT MAY RESULT FROM YOUR INDIVIDUAL CIRCUMSTANCES, AS WELL AS THE FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF UNITS IN THE MERGER. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Limited Partners" on page 17.

Q:
What vote is required to adopt the merger agreement and approve the merger?

A:
Pursuant to the terms of the Partnership's partnership agreement and Maryland law, the affirmative vote of the holders of a majority of the outstanding units of limited partnership interest on the record date, as well as the consent of all of the general partners of the Partnership, is required to adopt the merger agreement and approve the merger. See "Introduction—Record Date; Voting Rights; Vote Required for Approval" on page 13. Both One Winthrop and Linnaeus-Hawthorne, the general partners of the Partnership, have consented to the adoption of the merger agreement and the merger. In addition, Parent, Merger Subsidiary, One Winthrop and their respective affiliates own, in the aggregate, approximately 6.55% of the outstanding units of limited partnership interest, which they have agreed to vote "FOR" the adoption of the merger agreement and the approval of the merger.

Q:
What will happen if the merger is not approved?

A:
If less than a majority of the units of limited partnership interest are voted "For" the approval of the merger agreement and the merger, the merger will not occur and the Partnership will continue to hold its interests in the Local Limited Partnerships. In such an event, One Winthrop may explore alternate liquidation strategies which may or may not be available, or even if available, may not be on terms and provisions acceptable to the general partners.

Q:
What if I oppose the merger? Do I have appraisal rights?

A:
Maryland law provides that, in connection with the merger, holders of units of limited partnership interest are entitled to appraisal rights. Holders of units of limited partnership interest may elect to pursue their appraisal rights to receive the judicially determined "fair value" of their units of limited partnership interest but only if they comply with applicable Maryland law procedures. Any limited partners exercising appraisal rights will receive the "fair value" of their units of limited partnership interest instead of the merger consideration and this amount could be more or less per unit of limited partnership interest than, or the same as, the per unit merger consideration. To qualify for these rights, you must, in accordance with applicable Maryland law procedures, (1) file with the Partnership a written objection to the merger, (2) not vote in favor of the merger, (3) make a written demand on the Partnership for appraisal and (4) otherwise comply with the Maryland law procedures for exercising appraisal rights. For a summary of these Maryland law procedures, see "The Merger—Appraisal Rights" on page 21. An executed Ballot that is not marked "AGAINST" or "ABSTAIN" will be voted "FOR" adoption of the merger agreement and approval of the merger and will disqualify the limited partner submitting that Ballot from demanding appraisal rights.

Q:
What should I do now? How do I vote in favor of the merger agreement and the merger?

A:
After you read and consider carefully the information contained in this Statement, please fill out, sign and date your Ballot and mail your signed Ballot in the enclosed return envelope as soon as possible, but in no event later than December 21, 2004 for your vote to be counted (unless such expiration date is extended by One Winthrop in its sole discretion). Failure to return your Ballot by December 21, 2004 (unless such expiration date is extended by One Winthrop in its sole discretion) will have the same effect as a vote against the adoption of the merger agreement and approval of the merger. See "Introduction—Voting and Revocation of Votes" on page 13.

Q:
What is the latest date on which I can vote on the merger agreement?

A:
Unless extended by One Winthrop in its sole discretion, all votes must be received no later than 5:00 p.m. New York City time on December 21, 2004 in order to be considered in determining the outcome of the proposal to adopt the merger agreement and approve the merger.

Q:
Can I change my vote after I have mailed my signed Ballot?

A:
Yes, you can change your vote at any time before 5:00 p.m. New York City time on December 21, 2004 (unless such expiration date is extended by One Winthrop in its sole discretion). You can do this by completing and submitting a new, later dated Ballot to the Partnership so that the later dated Ballot is received by the Partnership prior to 5:00 p.m. New York City time on December 21, 2004 (unless such expiration date is extended by One Winthrop in its sole discretion). See "Introduction—Voting and Revocation of Votes" on page 13.

Q
Who can help answer my other questions?

A:
If you have more questions about the merger, you should contact either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554. In addition, Krupp Funds Group may be contacting you to answer any questions you may have. If you require a new Ballot, you should contact the Partnership at the above address and telephone number.

INTRODUCTION

THE PROPOSAL

        The purpose of this Statement is to seek the consent of limited partners of the Partnership to the adoption of the terms of the merger agreement and the merger contemplated thereby pursuant to which the Partnership and Merger Subsidiary will merge, with the Partnership being the surviving entity and with affiliates of Parent (or ERI) owning in excess of 99% of the Partnership. Pursuant to the merger agreement, at the effective time of the merger:

  •
  Merger Consideration    Each outstanding unit of limited partnership interest in the Partnership (other than units held by affiliates of Parent and dissenting limited partners) will be converted into the right to receive approximately $320 in cash, without interest;

  •
  Release of Cash Reserves    If the merger is approved, we expect that on or prior to the merger the Partnership will make a distribution to its partners of the Partnership's current cash reserves, after satisfying or reserving for all liabilities, which is estimated to generate a distribution of approximately $60 per unit. Thus, if you consent to the merger and the merger is approved, it is estimated that the total cash distributions to you for each unit of limited partnership interest that you hold will be approximately $380 in cash. With this distribution and the merger consideration, each unit will have received total cash distributions over the life of the Partnership of approximately $1,109. If you are a dissenting limited partner, you will not receive the per unit merger consideration. Instead, you will only receive distributions of cash reserves and the judicially-determined fair value for your units, which could be less or greater than, or the same as, the per unit merger consideration.

  •
  Partnership Termination    The merger agreement will effectively terminate each limited partner's ownership interest in the Partnership. After the merger, your units of limited partnership interest will represent the right only to receive the merger consideration (and not any interest in the Partnership on a going forward basis), and if you dissent, you will be entitled only to those rights afforded to you under applicable law. Assuming that the effective date of the merger occurs prior to January 1, 2005, we expect that each limited partner will receive a final K-1 for 2004 and have no further filing obligations as a result of your interest in the Partnership, other than filing a tax return for 2004.

  •
  Partnership Control    The interests of One Winthrop and Linnaeus-Hawthorne, the general partners of the Partnership, will be converted into special limited partner interests in the Partnership, but they will have no further control over the affairs of the Partnership. At and after the effective time of the merger, the Partnership will otherwise be owned and controlled entirely by affiliates of ERI.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

        Only holders of record of our units of limited partnership interest at the close of business on October 29, 2004, the record date for the vote being sought hereunder, are entitled to vote on the adoption of the merger agreement and the approval of the merger. On that date there were 2,204 holders of record of our limited partnership interests and 25,010 units of limited partnership interest outstanding, of which 386.25, or approximately 1.54%, of our outstanding units of limited partnership interest on that date, were held by One Winthrop, Linnaeus-Hawthorne and their affiliates. In addition, affiliates of ERI held 1,252.25, or approximately 5%, of our outstanding units of limited partnership interest on that date.

        Limited partners of record on the record date will be entitled to cast a number of votes equal to the number of units of limited partnership interest held by such limited partner on the record date. The merger agreement will be adopted and the merger approved if limited partners holding a majority of the outstanding units of limited partnership interest as of the record date, as well as the general partners of the Partnership, shall have voted "FOR" the adoption of the merger agreement and the approval of the merger by December 21, 2004, unless extended by One Winthrop in its sole discretion. If the requisite vote to approve the adoption of the merger agreement and the approval of the merger is not obtained, the merger agreement will not be adopted and the merger will not be consummated.

VOTING AND REVOCATION OF VOTES

        Each limited partner is requested to complete and execute the enclosed Ballot in accordance with the instructions contained therein and to return the Ballot in the enclosed, self-addressed, postage pre-paid envelope within one week after receipt, but in no event later than December 21, 2004. Such date may be extended from time to time in the sole discretion of One Winthrop, provided that the expiration date may not be extended beyond December 29, 2004. Pending the completion of the solicitation period, except as required by operation of law, the Partnership will not effect the transfer of any units of limited partnership interest by limited partners.

        Ballots must be executed in exactly the same manner as the name(s) in which ownership of the units of limited partnership interest is registered. If the units of limited partnership interest to which a Ballot relates are held by two or more joint holders, all such holders must sign the Ballot. If a Ballot is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Ballot evidence satisfactory to the Partnership of authority to execute the Ballot.

        Each Ballot that otherwise meets the requirements set forth below will be voted as directed on the form. If no instructions are indicated, the units of limited partnership interest represented by such Ballot will be voted "FOR" the proposal to adopt the merger agreement and approve the merger. A Ballot that is voted "ABSTAIN" will have the same effect for purposes of adopting the merger agreement and approving the merger as a vote "AGAINST."

        The execution and delivery of a Ballot will not affect a limited partner's right to sell or transfer his units of limited partnership interest. All Ballots received by the Partnership (and not properly revoked) prior to the last date on which units of limited partnership interest may be voted will be effective notwithstanding a record transfer of such units subsequent to the Record Date, unless the limited partner who held units as of the record date revokes such Ballot prior to 5:00 p.m., New York City time, on the last day on which units may be voted, by delivery to the Partnership of a later-dated Ballot in the form enclosed or a dated and executed revocation that specifically refers to the Ballot to be revoked.

        All questions as to the validity, form and eligibility (including time of receipt) regarding voting procedures will be determined by One Winthrop in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Ballots that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Ballots. Unless waived, all such defects or irregularities in connection with the delivery of Ballots must be cured within such time as One Winthrop determines. Neither One Winthrop nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Ballots will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by One Winthrop shall be conclusive and binding.

SOLICITATION OF VOTES; EXPENSES OF SOLICITATION

        The cost of preparing, assembling and mailing the enclosed Ballot, this Statement and other materials which may be sent to limited partners in connection with this solicitation shall be borne by ERI. Certain directors, officers and employees of One Winthrop may solicit the execution and return of Ballots by mail, telephone, facsimile or other permitted means. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for their out-of-pocket expenses in connection with such solicitation. In addition, Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense) to solicit votes and communicate with limited partners in connection with this Statement and the merger (in accordance with applicable law), will assist in the solicitation of votes "FOR" the adoption of the merger agreement and the approval of the merger. The anticipated cost of such engagement, which shall be borne solely by ERI, is $55,000.

THE MERGER

BACKGROUND OF THE MERGER

        In the Spring of 2004, representatives of ERI contacted representatives of One Winthrop expressing an interest in acquiring the assets of the Partnership. In connection with such expression of interest, ERI entered into a confidentiality agreement with the Partnership pursuant to which the Partnership provided to ERI certain information relating to the Partnership and its assets. ERI and its affiliates, including Parent and Merger Subsidiary, are primarily engaged in the business of providing consulting services in the field of real estate limited partnerships syndicated through private placement offerings.

        In early June 2004, ERI made an offer to the Partnership to acquire its interests in the Local Limited Partnerships. The offer was rejected by One Winthrop in its capacity as the managing general partner of the Partnership. Following such rejection, representatives of One Winthrop in its capacity as the managing general partner of the Partnership and ERI periodically communicated to discuss various alternative transactions involving some or all of the Partnership's assets.

        As a result of these continued discussions, ERI and One Winthrop reached an agreement in principle in September 2004 and the parties began drafting and negotiating a merger agreement to formalize their agreement. As a result of these negotiations, on October 21, 2004, the Partnership, One Winthrop, Linnaeus-Hawthorne, Parent, Merger Subsidiary and ERI/RES II GP LLC entered into the merger agreement.

REASONS FOR THE MERGER AND THE RECOMMENDATIONS OF ONE WINTHROP

        One Winthrop has determined that the merger agreement is in the best interests of the Partnership and its partners and recommends that limited partners approve the merger and adopt the merger agreement. In reaching its recommendation, One Winthrop considered the following positive factors, each of which it believed supported its recommendation of the merger agreement:

  •
  The Partnership's structure makes it difficult to sell its assets and thus liquidate.    The Partnership was originally formed as an investment partnership created to invest in separate limited partnerships (the "Local Limited Partnerships") which would develop, manage, own, operate and otherwise deal with apartment complexes, the financing of which are assisted by federal, state or local government agencies and which Local Limited Partnerships themselves hold local real estate properties. The Local Limited Partnerships are governed by their own partnership agreements pursuant to which the Partnership has no authority to cause the general partners of the Local Limited Partnerships to market or sell the local properties because the Partnership owns only limited partnership (or passive) interests in the Local Limited Partnerships. The general partners of the Local Limited Partnerships actually control the day-to-day operations and management of the local limited partnerships and their properties. Further, by contrast to the number of buyers in the marketplace who might be interested in purchasing the actual properties (or the entities that directly hold or own the properties), there is a limited marketplace of buyers for the Partnership's limited partnership interests in the Local Limited Partnerships.

  •
  The merger agreement and the merger allow for a complete sale (and thus liquidation) of the Partnership.    If the Partnership pursues a strategy of liquidating its assets individually, it is possible that the Partnership will not be able to liquidate the Partnership's less desirable assets. Under this scenario, if the Partnership is left with only a few underperforming assets, the costs associated with operating the Partnership would still accrue and potentially have to be paid from the Partnership's cash reserves if operating revenues were not adequate. Moreover, these costs could increase significantly as the enhanced accounting, control and filing requirements set forth in the recently enacted Sarbanes-Oxley Act of 2002 come into effect during the next 15 months. Additionally, an approval of the merger would allow the Partnership to protect and release its cash reserves, which are now approximately $60 per unit. The distribution of the Partnership's cash reserves would be in addition to the merger consideration and increase the net benefit of the merger to limited partners.

  •
  The merger consideration represents a reasonable estimate of the value of the Partnership's investments in the Local Limited Partnerships.    Although the interests in the Local Limited Partnerships have not been marketed for sale, based on the managing general partner's analysis of the Partnership's investment portfolio, taking into consideration the lack of control over the Local Limited Partnerships and the recent trading prices for units of limited partnership in the Partnership (discussed in more detail below), One Winthrop (as the managing general partner) believes that the merger consideration of approximately $320 per unit approximates a reasonable estimate of the value of the Partnership's investments. Additionally, the merger consideration, when combined with the release of cash reserves and previous cash distributions from the Partnership, will provide limited partners (other than dissenting limited partners and limited partners who are affiliates of ERI) with a per unit cumulative distribution over the life of the Partnership of approximately $1,109. Further, the merger agreement and the transactions described therein have been negotiated on an arms-length basis.

  •
  Without the merger, a future liquidation may be difficult for the Partnership as currently structured.    When the Partnership was formed, it was anticipated that the Partnership would hold its interests in the Local Limited Partnerships for an eight to thirteen year period. The Partnership has now been in existence for over 20 years with limited ability and opportunities to exit all of the Local Limited Partnerships. Further hindering the Partnership's ability to sell its interests in the Local Limited Partnerships is the right of the general partners of the Local Limited Partnerships to reject the transfer or assignment by the Partnership of its interest in the Local Limited Partnerships. One advantage of the proposed merger is that the assets of the Partnership (i.e., the limited partnership interests in the Local Limited Partnerships) will still be owned by the Partnership after the close of the merger (even though the Partnership will then be owned by affiliates of ERI as opposed to all of you, the Partnership's current limited partners) thereby alleviating the need for the consent of the general partners of the Local Limited Partnerships. With seven remaining Local Limited Partnerships, the ability to individually liquidate each interest is problematic.

  •
  There is no established trading market for the Partnership's units of limited partnership interests and the merger will result in a substantial premium.    The units of limited partnerships interest in the Partnership which you currently hold represent non-controlling, illiquid investments that are not listed or traded on any national securities exchange or quoted on NASDAQ. As a result, privately negotiated sales, sales through intermediaries and sales through registered and non-registered tender offers are the only current means to liquidate your limited partnership interests. Reported trading prices for units of limited partnership interest in the Partnership over the previous twenty four months averaged $44 per unit. There have been a total of 10 units traded over that period, representing less than 1% of the Partnership's outstanding units. The last known tender offer for units in the Partnership was made in September 2004. The price offered was $100 per unit by contrast to the approximately $320 per unit (excluding the $60 of cash reserves which is expected to be distributed) being offered pursuant to the merger agreement.

        In the course of determining whether to enter into the merger agreement, One Winthrop also considered the fact that the Partnership may ultimately realize more value by holding its interests in the Local Limited Partnerships or selling them in separate transactions. However, when weighing these potential negative factors against the positive factors described above, One Winthrop determined that the merger agreement and the merger represent the most efficient, most cost-effective approach to liquidate your interests in the Partnership, and are in the best interests of the Partnership and its limited partners.

        The preceding information regarding the information and positive and negative factors considered by One Winthrop is not, and is not intended to be, exhaustive. Moreover, in view of the wide variety of factors and the quality and amount of information considered in connection with the evaluation of the merger, One Winthrop did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

INTERESTS OF ERI, ONE WINTHROP AND LINNAEUS-HAWTHORNE IN THE MERGER

        In considering the recommendation of One Winthrop with respect to the merger agreement and the merger, you should be aware that affiliates of ERI and affiliates of One Winthrop hold 1,252.25 units of limited partnership interest and 386.25 units of limited partnership interest, respectively, and the affiliates of One Winthrop will receive the same merger consideration for their units as other limited partners receive for their units. Under the terms of the merger agreement, One Winthrop and Linnaeus-Hawthorne will receive in exchange for their general partner interests in the Partnership an aggregate 0.2% special limited partnership interest in the Partnership that may enable them to defer recognizing the taxable gain they otherwise would have recognized if they had received cash consideration in the merger but will provide them with very limited voting rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR LIMITED PARTNERS

        The following is a description of the material U.S. federal income tax consequences of the merger to limited partners who dispose of their units of limited partnership interest in the merger, who are United States Persons (as defined below) and who, on the date of disposition, hold their units as capital assets, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), each such limited partner being referred to hereafter as a "United States Holder." This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder and administrative and judicial interpretations of the Code and Treasury Regulations, each as in effect on the date of this Statement, all of which may change, possibly with retroactive effect. This summary does not address all of the tax consequences that may be relevant to particular limited partners in light of their personal circumstances, or to certain types of limited partners who are subject to special tax rules (for example, dealers in securities, banks, insurance companies, tax-exempt investors and, except as discussed below, foreign investors).

        In addition, this discussion does not address any foreign, state, local or other tax consequences of the disposition of units of units of limited partnership interest in the merger.

        We urge all limited partners to consult their own tax advisors regarding the specific tax consequences that may result from their individual circumstances as well as foreign, state, local and other tax consequences of the disposition of units of limited partnership interest in the merger.

        For purposes of this discussion a "United States Person" is a beneficial owner of units of limited partnership interest who, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the U.S.;

  •
  a partnership or corporation, or an entity treated as a partnership or corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;

  •
  an estate if its income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, (i) if the trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or (ii) if (A) a U.S. court can exercise primary supervision over its administration and (B) one or more United States Persons have the authority to control all of its substantial decisions.

        A "Non-United States Holder" is a holder other than a United States Holder.

        If a partnership holds units of limited partnership interest, the tax treatment of its partners will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our units of limited partnership interest, you should consult your tax advisor.

CONSEQUENCES OF THE MERGER

        Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the merger, we believe that the merger will have the following U.S. federal income tax consequences for United States Holders:

        The receipt of cash in exchange for units of limited partnership interest pursuant to the merger (including pursuant to the exercise of appraisal rights) will be a taxable transaction for U.S. federal income tax purposes. A United States Holder will recognize gain or loss for U.S. federal income tax purposes upon the exchange of the holder's units of limited partnership interest pursuant to the merger for cash in an amount equal to the difference, if any, between the United States Holder's "amount realized" and the holder's aggregate adjusted tax basis in his units of limited partnership interest. The "amount realized" with respect to a unit of limited partnership interest sold generally will be a sum equal to the amount of cash received by a United States Holder for the unit plus the amount of the Partnership's liabilities that are allocable to the unit. Because the amount realized with respect to a unit will exceed the cash paid for the unit in the merger, a United States Holder's taxable gain on the merger and the holder's federal income tax liability on such gain may exceed the cash received by the holder in the merger. By consenting to the merger, a United States Holder will agree to treat the merger transaction as a sale of such holder's units of limited partnership interest for U.S. federal income tax purposes.

        In general, any gain or loss recognized by a United States Holder in the merger will be eligible for capital gain or loss treatment. Any such capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the holder held the units of limited partnership interest for more than one year at the effective time of the merger. Otherwise, the capital gain or loss will be short-term. A non-corporate United States Holder's long-term capital gain generally is subject to U.S. federal income tax at a maximum rate of 15%; however, the portion of his gain attributable to straight-line depreciation deductions is taxed at a maximum federal income tax rate of 25%. It is estimated that limited partners who acquired their units of limited partnership interest in the Partnership's initial offering (the "Original Limited Partners") will recognize a taxable gain of $1,721 if the merger is approved, which will be primarily subject to Federal income tax at the 25% rate. Original Limited Partners who have previously used all of their suspended passive losses from the Partnership will, as a result, recognize an estimated tax cost of approximately $430, which amount is in excess of the expected approximate $380 that Original Limited Partners will receive from the expected distribution and merger consideration. By contrast, however, Original Limited Partners who have not used any of their suspended passive losses from the Partnership will be able to offset this gain with such losses and would recognize an estimated tax cost of approximately $300, which results in a net cash distribution to such Original Limited Partners of approximately $80 from the expected distribution and merger consideration. Any capital loss can be offset only against other capital gains, except that a non-corporate United States Holder may deduct up to $3,000 of capital losses in excess of the amount of his capital gains against other income in any tax year ($1,500 in the case of a married individual filing a separate return). Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted. For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35%, and a capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to offset net capital gains generated in those years.

        Under special tax rules applicable to "passive activity losses," a non-corporate United States Holder generally cannot use tax losses from the Partnership to offset non-passive activity income. As a result, such a United States Holder may have suspended passive activity losses from the Partnership. Any suspended passive activity losses from the Partnership could be deducted by the Unites States Holder (subject to any other applicable limitations) in the year the holder's units of limited partnership interest are disposed of (whether in the merger or by appraisal) even if such losses exceed the holder's taxable gain on the merger.

        In addition to federal income tax, a United States Holder may be subject to state and local tax on the holder's taxable gain (if any) in the merger. United States Holders are urged to consult their own tax advisors concerning the state and local tax consequences to them of the merger.

BACKUP WITHHOLDING

        Under the U.S. federal backup withholding tax rules, unless an exemption applies, the disbursing agent in the merger will be required to withhold, and will withhold, 28% of all cash payments to which a holder of units of limited partnership interest or other payee is entitled under the merger agreement. Backup withholding will not apply to a holder who (i) furnishes a correct taxpayer identification number and certifies that he is not subject to backup withholding on the Substitute Form W-9 included in the letter of transmittal to be delivered to limited partners in connection with the merger, (ii) provides a certification of foreign status on Form W-8BEN or successor form, or (iii) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. Each holder of units of limited partnership interest and, if applicable, each other payee should complete and sign (x) the Substitute Form W-9 included as part of the letter of transmittal to be returned to the disbursing agent, (y) a Form W-8BEN, or (z) such other information or documentation that for U.S. federal income tax purposes establishes that an exemption from backup withholding applies, to provide the information and certification to the disbursing agent necessary to avoid backup withholding tax.

FIRPTA WITHHOLDING

        A non-United States Holder will be subject to U.S. federal income tax on the disposition of units of limited partnership interest in the merger. The disbursing agent in the merger will be required to withhold from the cash payments, and will withhold, 10% of the amount realized with respect to each unit of limited partnership interest held by a non-United States Holder. Amounts withheld under these rules generally will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided that such holder files a U.S. federal income tax return.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

EFFECTIVE TIME OF THE MERGER

        If the merger agreement is adopted and the merger is approved by the requisite vote of our limited partners and the other conditions to the merger are satisfied or, to the extent permitted, waived, the merger will be consummated and become effective at the time articles of merger are filed with the State Department of Assessments and Taxation of the State of Maryland or such later time as otherwise agreed by the parties to the merger agreement and provided in the articles of merger.

PAYMENT OF MERGER CONSIDERATION AND DELIVERY OF TRANSMITTAL FORM

        Prior to the effective time of the merger, Parent will designate a bank, trust company or other entity reasonably satisfactory to the Partnership to act as disbursing agent for purposes of making the cash payments provided by the merger agreement to holders of units of limited partnership interest. At or prior to the effective time of the merger, Parent or Merger Subsidiary will deposit, or cause to be deposited, with the disbursing agent immediately available funds in an aggregate amount necessary to pay the merger consideration to all holders of units of limited partnership interest entitled to the consideration. The disbursing agent will, in accordance with its instructions, deliver to holders of units of limited partnership interest the merger consideration due to them according to the procedure summarized below.

        After the effective time of the merger, the disbursing agent shall mail a notice and a transmittal form to each limited partner, to advise each of them of the effectiveness of the merger and the procedure for obtaining the merger consideration. The transmittal form may also provide for a release from the limited partner of all claims such limited partner may have against the Partnership, Parent or their respective partners and affiliates arising in connection with the Partnership. The transmittal form will also provide that, by executing and delivering the transmittal form, a limited partner agrees to treat the merger as a sale of his units of limited partnership interest for U.S. federal income tax purposes.

        Upon proper execution and delivery of each limited partner's transmittal form, as well as such other documents as may be required pursuant to the disbursing agent's instructions, such partner will be entitled to receive his merger consideration, less any taxes required to be withheld, and his units of limited partnership interest, to the extent certificated, shall be cancelled. Parent will cause the disbursing agent to promptly deliver the merger consideration to the limited partner upon receipt of the appropriately completed transmittal form by the disbursing agent. Until a transmittal form is properly delivered, limited partners will not be entitled to payment of the merger consideration they are owed. No interest will be paid or accrued on the merger consideration. All costs and expenses of the disbursing agent will be paid by Parent.

        Neither the disbursing agent nor any of the parties to the merger agreement will be liable to a limited partner for any merger consideration delivered to a public official under applicable abandoned property, escheat or similar laws.

        Seven months after the effective time of the merger, upon request by the general partner of the surviving partnership, the disbursing agent will return to Parent or its designee all merger consideration in its possession relating to the transactions described in the merger agreement, and the disbursing agent's duties will then terminate. At such time, limited partners may deliver their transmittal forms to the surviving partnership, in accordance with the procedures above, and (subject to applicable abandoned property, escheat and similar laws) receive their merger consideration, provided that such funds shall be set aside for the payment of merger consideration for only two years after the effective time of the merger, at which time Parent or its designee may take possession of such funds (and such funds shall cease to be merger consideration), subject to applicable abandoned property, escheat or other similar laws.

        From and after the effective time of the merger, holders of our units of limited partnership interest will not have any rights as limited partners in the Partnership, except as provided by the merger agreement or by law.

        At the effective time of the merger, the transfer books of the Partnership shall be closed and no transfer of units of limited partnership interest will be made or permitted.

APPRAISAL RIGHTS

        The Maryland Revised Uniform Limited Partnership Act (the "Act") provides that, in connection with the merger, holders of units of limited partnership interest are entitled to appraisal rights. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the Act. Each holder of units of limited partnership interest desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, of the Maryland General Corporation Law, which is incorporated by reference in the Act and a copy of which is attached as Exhibit A hereto, for a complete statement of their rights and the steps which must be followed in connection with the exercise of those rights. The following summary of the rights of objecting holders does not purport to be a complete statement of the procedures to be followed by holders of units of limited partnership interest desiring to exercise their appraisal rights.

        Under the Act, a holder of units of limited partnership interest will be entitled to demand and receive payment from the Partnership of the fair value of his units in connection with the merger. However, a holder who wants to receive fair value for his units must follow specific procedures. Such holder must:

  •
  within 10 days after the Partnership gives notice to each holder of units of limited partnership interest of the approval of the merger by the written consent of the general partners and the holders of a majority in interest of the units of limited partnership interest, file with the Partnership a written objection to the adoption of the merger agreement and the approval of the merger;

  •
  not vote in favor of the merger; and

  •
  make written demand on the Partnership, within 20 days after the articles of merger have been accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT"), stating the number of units for which he demands payment.

Any holder of units of limited partnership interest who fails to comply with the requirements described above will be bound by the terms of the merger.

        The Partnership is required to promptly notify each objecting holder of units of limited partnership interest in writing, by personal delivery or certified mail, return receipt requested, of the date of acceptance of the articles of merger for record by the SDAT. The Partnership may send a written offer to each objecting holder to pay for his units at what the Partnership considers to be the fair value thereof. Within 50 days after the SDAT accepts the articles of merger for record, either the Partnership or any objecting holder who has not received payment for his units of limited partnership interest may petition a court of equity in Baltimore City, Maryland for an appraisal to determine the fair value of his units.

        The Partnership does not presently intend to file an appraisal petition and holders of units of limited partnership interest seeking to exercise appraisal rights should not assume that the Partnership will file such a petition or that the Partnership will initiate any negotiations with respect to the fair value of such units. Accordingly, holders of units of limited partnership interest who desire to have their units appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in the Act.

        If the court finds that an objecting holder of units of limited partnership is entitled to an appraisal of his units, the court is required to appoint three disinterested appraisers to determine the "fair value" of his units on terms and conditions the court determines proper. The appraisers must, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such units.

        "Fair value" is determined as of the close of business on the expiration date of the voting as fixed herein and may not include any appreciation or depreciation which directly or indirectly results from the merger or from its proposal.

        Within 15 days after the filing of the report, any party may object to such report and request a hearing on it. The court must, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment for the appraised value of the units of limited partnership interest. If the appraisers' report is rejected, the court may determine the fair value of the units of the objecting holders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding shall include interest from the expiration date of the voting as fixed herein. Costs of the proceeding shall be determined by the court and may be assessed against the Partnership or, under certain circumstances, the objecting holder, or both.

        At any time after the filing of a petition for appraisal, the court may require objecting holders to submit their certificates representing the units to the clerk of the court for notation of the pendency of the appraisal proceeding, if such units are certificated.

        A holder of units of limited partnership interest demanding payment for his units has no right to receive any dividends or distributions payable to holders of record after the close of business on the expiration date of the voting as fixed herein and shall cease to have any right as a holder of units of limited partnership interest with respect to such units except the right to receive payment of the fair value thereof.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement (which is available under the Partnership's filings at the SEC's website at www.sec.gov and a copy of which can be obtained, without charge, from either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554) contains the complete terms and conditions of that agreement, and limited partners should read it carefully and in its entirety in determining whether or not to consent to the transactions described therein, including the merger.

CONSIDERATION TO BE RECEIVED BY THE PARTNERSHIP'S PARTNERS

        At the effective time of the merger, each unit of limited partnership interest in the Partnership (other than units of limited partnership interest held by affiliates of ERI and units of limited partnership interest held by dissenting limited partners) will be converted into the right to receive approximately $320 in cash, without interest, which is based on an aggregate $8,000,000 purchase price for 100% of the units of limited partnership interest in the Partnership. In addition, at the effective time of the merger, the general partner interests of One Winthrop and Linnaeus-Hawthorne in the Partnership will be converted into an aggregate 0.2% special limited partnership interest in the surviving partnership. Based on the number of units of limited partnership interest in the Partnership outstanding on October 29, 2004, the aggregate consideration paid by Parent to the Partnership's limited partners (exclusive of units of limited partnership interest held by affiliates of ERI) will be approximately $7,599,392.

PARTNERSHIP, ONE WINTHROP AND LINNAEUS-HAWTHORNE REPRESENTATIONS AND WARRANTIES

        The merger agreement contains representations and warranties made by the Partnership, One Winthrop and Linnaeus-Hawthorne to Parent and Merger Subsidiary, including representations and warranties relating to:

  •
  due organization, power and standing, and other customary partnership and corporate matters;

  •
  the authorization, execution, delivery and enforceability of the merger agreement;

  •
  the identity of the necessary consents needed from governmental entities and parties to the Partnership's material contracts to consummate the merger;

  •
  the absence of brokers fees;

  •
  the absence of conflicts with organizational documents, material contracts and legal proceedings, violations of any laws or orders and required governmental consents, and approvals and filings relating to execution and delivery of the merger agreement;

  •
  the Partnership's capital structure;

  •
  the ownership interests of the Partnership in the Local Limited Partnerships and its assets and properties;

  •
  the sale of the parcel owned by Wedgewood Creek Limited Partnership and the related receipt by the Partnership of the sale proceeds from such sale and distribution of such proceeds by the Partnership to its partners;

  •
  the accuracy of information, including financial information, contained in the Partnership's filings with the Securities and Exchange Commission;

  •
  the absence of pending or threatened material litigation;

  •
  compliance with applicable legal requirements;

  •
  the absence of hazardous materials at the Local Limited Partnership's properties; and

  •
  the tax status of the Partnership and the Local Limited Partnerships.

PARTNERSHIP COVENANTS

        Under the merger agreement, the Partnership has agreed to and One Winthrop has agreed to cause the Partnership to:

  •
  conduct its business in the ordinary and usual course including maintaining its partnership existence;

  •
  comply in all material respects with any law, statute, rule or regulation or any order; and

  •
  promptly notify Parent of any emergency or other material change in the Partnership's operations.

        In addition, the Partnership has agreed that, except as expressly provided in the merger agreement, during the time between the date of execution of the merger agreement and the consummation of the transactions contemplated therein the Partnership may not, without Parent's prior written consent, take the following actions:

  •
  engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its business consistent with past practices;

  •
  sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any material contract, agreement or understanding to lease, transfer, assign, encumber or dispose of, any of its assets or a Local Limited Partnership's assets;

  •
  make any distribution of proceeds received from a Local Limited Partnership relating to a capital event or, except as otherwise required by the terms of the Partnership's partnership agreement or the merger agreement, any other distribution;

  •
  propose, adopt or approve any amendments to the Partnership's certificate of limited partnership or partnership agreement or organizational documents of the Local Limited Partnerships except to the extent that such amendment would not have a material adverse effect on the value or operation of the Partnership from and after the effective time of the merger, and not to enter into any new agreement, document or arrangement, or amend or modify any existing agreement, document or arrangement, that would prohibit or restrict the performance of the transactions contemplated by the merger agreement;

  •
  admit any new partner except in connection with transfers of units of limited partnership interest outstanding as of the date of the merger agreement;

  •
  grant, confer or award any options, warrants, conversion rights or other rights not existing on the date of the merger agreement to acquire any partnership interest;

  •
  purchase, redeem or otherwise acquire any partnership interest; and

  •
  issue any new units of limited partnership interest or units of general partnership interest in the Partnership.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        The merger agreement contains representations and warranties made by Parent and Merger Subsidiary to the Partnership, including those relating to:

  •
  due organization, power and standing, and other partnership and company matters;

  •
  the authorization, execution, delivery and enforceability of the merger agreement;

  •
  the absence of conflicts with organizational documents and contracts, violations of any laws or orders and required governmental consents, approvals and filings relating to execution and delivery of the merger agreement;

  •
  the absence of pending or threatened material litigation; and

  •
  the absence of any financing requirement to consummate the merger.

SOLICITING OTHER OFFERS OR PLANS

        The merger agreement provides that from and after the date of execution, the Partnership and One Winthrop will not, nor will they authorize or permit any of its or their directors, officers or employees to negotiate for, solicit, initiate, encourage or enter into any agreement, arrangement or proposal with respect to, nor market or advertise, the sale or transfer of any partnership interest in the Partnership or all or any portion of the assets or properties of the Partnership (including the assets and properties of the Local Limited Partnership), or any merger or other business combination of the Partnership (or any of the Local Limited Partnerships), or any other similar transaction, to or with any entity other than Parent (and/or its affiliates) (any of the foregoing, an "Acquisition Proposal"), or agree to or recommend any Acquisition Proposal.

        At any time prior to the time that the Partnership's limited partners approve the merger agreement, One Winthrop may engage in negotiations with a third party who seeks, without prior solicitation by One Winthrop or any of its affiliates or representatives, to initiate such discussions or negotiations and may furnish information to such third party only if:

  •
  One Winthrop determines in good faith that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transactions contemplated by the merger agreement (any such more favorable Acquisition Proposal, a "Superior Transaction") and One Winthrop determines in good faith and after consultation with outside legal counsel that such action is necessary in order to comply with its fiduciary duties to partners under applicable law; and

  •
  prior to entering into discussions or negotiations with such third party, the Partnership or One Winthrop receives from such third party an executed confidentiality agreement on terms customary for such a situation.

        If One Winthrop believes that the Partnership has received a Superior Transaction and desires to cause the Partnership to terminate the merger agreement and enter into a Superior Transaction with a third party, One Winthrop must first provide Parent at least four (4) business days prior notice of its proposal to do so, during which time Parent may make, and in such event the Partnership and One Winthrop shall consider, a counterproposal to such Superior Transaction, and One Winthrop, on behalf of the Partnership, shall cause the appropriate financial and legal advisors to negotiate in good faith with Parent with respect to the terms and conditions of such counterproposal. In the event that such counterproposal by Parent, if consummated, would result in a transaction more favorable than a Superior Transaction, then One Winthrop, as the managing general partner and on behalf of the Partnership, shall automatically be obligated promptly to accept and recommend such counterproposal from Parent, and the parties to the merger agreement shall continue their efforts to consummate such transaction on the terms and conditions set forth in the merger agreement.

        For a discussion of the circumstances under which the Partnership must pay fees as a result of a termination of the merger agreement because of a Superior Transaction, see "—Termination of the Merger Agreement" on page 27 and "—Termination Fees" on page 27.

CONDITIONS TO THE MERGER

        The obligations of the parties to the merger agreement are subject only to the satisfaction or, if permitted, waiver of the following conditions:

  •
  the merger proposal must be approved by the affirmative vote of limited partners holding a majority of the units of limited partnership interest in the Partnership at the close of business on the record date;

  •
  no temporary restraining order, injunction or other judgment or court order or statute, law, rule, or regulation may be in effect that prevents the completion of the merger, or that makes completing the merger illegal;

  •
  each other party must have performed in all material respects all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the closing;

  •
  the representations and warranties of each other party set forth in the merger agreement must be true and correct in all material respects;

  •
  each party must obtain all consents required to be obtained by it from governmental entities and required third parties; and

  •
  each party must deliver to the other parties executed officer's certificates required by the agreement.

        In addition, the obligations of Parent and Merger Subsidiary to consummate the merger are also conditioned upon:

  •
  all of the Local Limited Partnerships continuing to own all of the real property presently owned by them and no arrangements for the sale or transfer of such real property being entered into, unless consented to by Parent, and there not occurring any material adverse change in such real property or the financial condition of the Local Limited Partnerships;

  •
  the business, assets or properties of the Partnership (including the business, assets and properties of the Local Limited Partnerships) shall not have been, and shall not be threatened to be, adversely affected in any way as a result of fire, explosion, earthquake, disaster, labor trouble or dispute, change in business organization, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy;

  •
  there not occurring any material adverse change in the condition, operations, business, prospects or assets of the Partnership (including the business, assets and properties of the Local Limited Partnerships) or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of the Partnership (including the business, assets and properties of the Local Limited Partnerships); and

  •
  the Parent's satisfaction that the merger and the payment of the merger consideration are conducted in material compliance with all applicable federal and state securities laws.

TERMINATION OF THE MERGER AGREEMENT

        The merger agreement may be terminated at any time prior to the effective time of the merger, including after the Partnership's limited partners have approved the merger proposal, under the following circumstances:

  •
  by mutual written consent of all of the parties to the merger agreement;

  •
  by either Parent or Merger Subsidiary, on the one hand, or the Partnership or One Winthrop, on the other hand if:

  •
  the consent of limited partners sought hereunder has not been obtained by December 29, 2004 or the merger has not been consummated on or before December 29, 2004, except that this right is not available to any party who has breached, in any material respect, its representations, warranties, covenants or other agreements in the merger agreement;

  •
  any required approval of governmental authority has been denied and such denial has become final and non-appealable or such governmental authority shall have issued a final non-appealable order permanently enjoining or otherwise prohibiting the consummation of the merger; or

  •
  the other party has materially breached any representation, warranty, covenant or agreement contained in the merger agreement and such breach is not cured within 30 days of written notice thereof.

  •
  by Parent if:

  •
  the Partnership takes any action, or causes a Local Limited Partnership to take any action, prohibited by the merger agreement without Parent's consent; or

  •
  One Winthrop or Linnaeus-Hawthorne, or their affiliates, breach the non-solicitation covenant set forth in the merger agreement (except for a single inadvertent breach which has not adversely affected the consummation of the merger).

  •
  by the Partnership if:

  •
  if the Partnership receives, and One Winthrop determines to accept, a Superior Transaction in compliance with the terms of the merger agreement.

        If the merger agreement is terminated, the merger agreement shall be void and will have no effect, without any liability or obligation on the part of Parent, Merger Subsidiary or the Partnership, except for specified provisions of the merger agreement, including those regarding confidentiality, fees and expenses and liability for any willful and material breach of the merger agreement.

TERMINATION FEES

        The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement, whether or not the merger is completed.

        The Partnership must pay Parent a break-up fee of $375,000 if the merger agreement is terminated:

  •
  by the Partnership if it determines to accept a Superior Transaction;

  •
  by Parent if One Winthrop or Linnaeus-Hawthorne, or their affiliates, breaches the non-solicitation covenant set forth in the merger agreement (except for a single inadvertent breach which has not adversely affected the consummation of the merger); or

  •
  by Parent if the Partnership takes any action, or causes a Local Limited Partnership to take any action, prohibited by the merger agreement without Parent's consent.

        In addition, the terminating party has the right to recover its fees and expenses from the other party in the event of termination due to a breach of representation, warranty, covenant or agreement of such other party. In all cases (other than circumstances under which a break-up fee is payable), no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of the merger agreement.

AMENDMENTS TO THE MERGER AGREEMENT

        The merger agreement may be amended in writing by mutual consent of the parties.

INDEMNIFICATION

        One Winthrop and Linnaeus-Hawthorne and their respective affiliates have agreed, jointly and severally, to indemnify Parent and its subsidiary that will become the general partner of the Partnership after the effective time of the merger and the Partnership from and against any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel, which any of such parties shall suffer and which relate to or arise, directly or indirectly, out of (i) any breach by One Winthrop or Linnaeus-Hawthorne of any representation, warranty or covenant made by it in the merger agreement or any other certificate or instrument delivered pursuant thereto, or (ii) any action (or failure to act) of One Winthrop or Linnaeus-Hawthorne as the general partners of the Partnership prior to the effective time of the merger.

        Similarly, each of Parent and its subsidiary that will become the general partner of the Partnership after the effective time of the merger has agreed to indemnify One Winthrop and Linnaeus-Hawthorne from and against any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel which any of them shall suffer and which relate to or arise, directly or indirectly, out of (i) any breach by Parent or such subsidiary of any representation, warranty or covenant made by it in the merger agreement or any other certificate or instrument delivered pursuant thereto, or (ii) any action (or failure to act) of the general partner of the Partnership after the effective time of the merger.

EFFORTS TO COMPLETE THE MERGER

        Each party is obligated to use its commercially reasonable efforts to complete the merger in the most expeditious manner practicable.

THE PARTNERSHIP

        The Partnership was originally organized on October 21, 1981, for the purpose of investing, as a limited partner, in Local Limited Partnerships pursuant to programs which do not significantly restrict distributions to owners or the rates of return on investments in such properties. Pursuant to its original offering memorandum, the Partnership expected to dispose of its assets between 8 and 13 years after their acquisitions.

        The Partnership continues to hold an interest in 7 Local Limited Partnerships, each of which holds title to one property other than First Investment Limited Partnership IX, which holds title to 3 properties. The following table sets forth the Partnership's ownership interest in each of the Local Limited Partnerships:

Local Limited Partnership	Interest Owned by the Partnership
Brookside, Ltd.(1)	99%
Crofton Village Limited Partnership	44%
First Investment Limited Partnership IX	90%
Honeywood Associates	95%
Sanford Landing Apartments, LTD.	98%
Southwest Parkway, Ltd.(2)	99%
Whisper Lake, Ltd.	99%

(1)
An affiliate of One Winthrop is the general partner of this Local Limited Partnership.

(2)
The general partner interest in this Local Limited Partnership is currently under contract for sale to an affiliate of the entity that ultimately controls this Local Limited Partnership.

        The following table sets forth certain information regarding the properties owned by the seven Local Limited Partnerships:

Local Limited Partnership	Property Name	Property Location	Number of Apartments Units
Brookside, LTD.	Brookside	Sylacauga, AL	80
Crofton Village Limited Partnership	Crofton Village	Crofton, MD	258
First Investment Limited Partnership IX	Mountain Vista I	Albuquerque, NM	124
	Mountain Vista II	Albuquerque, NM	96
	Cibola Village	Albuquerque, NM	128
Honeywood Associates	Honeywood	Roanoke, VA	300
Sanford Landing Apartments, LTD.	Sanford Landings	Sanford, FL	264
Southwest Parkway, LTD	Parkway Villas	Wichita Fall, TX	200
Whisper Lake, Ltd.	Whisper Lake	Winter Park, FL	400

        Pursuant to the terms of the partnership agreements of the Local Limited Partnerships, the Partnership has very limited rights with respect to the operations and management of the Local Limited Partnerships. Further, the Partnership has no obligation to cause the Local Limited Partnerships to sell their properties. Finally, any sale by the Partnership of its interest in a Local Limited Partnership is subject to the consent of the general partner of such Local Limited Partnership. All of the foregoing have had a negative impact on the Partnership's ability to sell its interests in the Local Limited Partnerships.

        Additional information with respect to the Partnership, its assets and financial condition is provided in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2003 as well as the Partnership's Quarterly and Current Reports filed with the Securities and Exchange Commission (the "SEC"), which may be inspected at the public reference facilities maintained by the SEC located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Our SEC filings also are available to the public at the SEC's website at www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of October 1, 2004, no person owned of record or was known by the Partnership to own beneficially more than 5% of the outstanding units of limited partnership interest except as indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Equity Resource Brattle Fund Limited Partnership(2)	20	<1.0%
Equity Resource General Fund Limited Partnership(3)	30	<1.0%
Equity Resource Arlington Fund Limited Partnership(4)	1,202.25	4.8%
All Equity Resource Funds as a Group	1,252.25	5.0%

(1)
The address of each of Equity Resource Brattle Fund Limited Partnership, Equity Resource General Fund Limited Partnership, and Equity Resource Arlington Fund Limited Partnership is 44 Brattle Street, Cambridge, Massachusetts 02138.

(2)
James Brooks and Eggert Dagbjartsson are the general partners of such entity and share voting and investment power with respect to such units.

(3)
Eggert Dagbjartsson and Mark Thompson are the general partners of such entity and share voting and investment power with respect to such units.

(4)
Eggert Dagbjartsson is the manager of the managing member of the general partner of such entity and has voting and investment power with respect to such units.

        As of October 1, 2004, WFC Realty Co., Inc. and Win Partner Interest II LLC, affiliates of One Winthrop, own 95 units of limited partnership interest and 291.25 units of limited partnership interest, respectively, which represent, in the aggregate, 1.54% of the outstanding units of limited partnership interest. As of October 21, 2004, none of the officers, directors or partners of One Winthrop or Linnaeus-Hawthorne owned any units of limited partnership interest.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The information incorporated by reference in this Statement as described below is considered to be a part of this Statement, except for any information that is modified or superseded by information that is included directly in this Statement or by a document subsequently filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

        This Statement incorporates by reference the documents listed below that the Partnership has previously filed with the SEC. They contain important information about the Partnership and its financial condition.

The Partnership's SEC Filings	Period
Annual Report on Form 10-KSB	Year ended December 31, 2003, as filed on April 14, 2004
Quarterly Report on Form 10-QSB	Quarter ended June 30, 2004, as filed on August 16, 2004
Quarterly Report on Form 10-QSB	Quarter ended March 31, 2004, as filed on May 17, 2004

        Also incorporated by reference are additional documents that the Partnership may file with the SEC after the date of this Statement and prior to the last date on which Ballots required hereunder will be accepted by the Partnership under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Act of 1934, as amended. These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.

        Statements contained in this Statement or in any document incorporated in this Statement by reference regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

        You can obtain any of the documents incorporated by reference in this Statement from the SEC through the SEC's website at www.sec.gov. You can obtain a copy of the merger agreement, without charge, from either (i) Krupp Funds Group, an outside solicitation firm retained by ERI (at its sole cost and expense), Suite 1500, One Beacon Street, Boston, Massachusetts 02108, Attention: Winthrop Residential Associates II, Telephone (800) 605-6774, or (ii) the Partnership, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114, Attention: Winthrop Residential Associates II, Telephone (888) 448-5554. If you would like to request from us any of the documents we have previously filed with the SEC, you must do so at least 10 business days before the last date on which Ballots will be accepted by the Partnership in order to receive timely delivery of those documents prior to such date. Documents we have previously filed with the SEC, excluding any exhibits to those documents, are also available from us, without charge, at the following address:

Winthrop Residential Associates II, A Limited Partnership
c/o One Winthrop Properties, Inc.
7 Bulfinch Place, Suite 500
P.O. Box 9507
Boston, Massachusetts 02114
(617) 570-4600

        You should rely only on the information contained or incorporated by reference in this Statement when voting your units of limited partnership interest on the adoption of the merger agreement and the approval of the merger. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Statement.

        One Winthrop has supplied all information contained in this Statement relating to the Partnership and One Winthrop; and ERI has supplied all information contained in this Statement relating to ERI, Parent and Merger Subsidiary.

        This Statement is dated November 8, 2004. You should not assume that the information contained in this Statement is accurate as of any date other than that date, and the mailing of this Statement to limited partners does not create any implication to the contrary.

Exhibit A

MARYLAND GENERAL CORPORATION LAW
TITLE 3, SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201.    "Successor" Defined.

        (a)   Corporation amending charter.    In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

        (b)   Corporation whose stock is acquired.    When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

§ 3-202.    Right to Fair Value of Stock.

        (a)   General rule.    Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

  (1)
  The corporation consolidates or merges with another corporation;

  (2)
  The stockholder's stock is to be acquired in a share exchange;

  (3)
  The corporation transfers its assets in a manner requiring action under § 3-105 (e) of this title;

  (4)
  The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

  (5)
  The transaction is governed by § 3-602 of this title or exempted by § 3-603 (b) of this title.

  (b)
  Basis of fair value.

  (1)
  Fair value is determined as of the close of business:

  (i)
  With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

  (ii)
  With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

  (2)
  Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

  (3)
  In any transaction governed by § 3-602 of this title or exempted by § 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603 (b) of this title.

        (c)   When right to fair value does not apply.    Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

  (1)
  The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

  (i)
  With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

  (ii)
  With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2)   The stock is that of the successor in a merger, unless:

    (i)
    The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

    (ii)
    The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

  (3)
  The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

  (4)
  The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

  (5)
  The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203.    Procedure by Stockholder.

        (a)   Specific duties.    A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

    (1)
    Shall file with the corporation a written objection to the proposed transaction:

    (i)
    With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

    (ii)
    With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505 (b) of this article, within 10 days after the corporation gives the notice required by § 2-505 (b) of this article;

    (2)
    May not vote in favor of the transaction; and

    (3)
    Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

        (b)   Failure to comply with section.    A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204.    Effect of Demand on Dividend and Other Rights.

        A stockholder who demands payment for his stock under this subtitle:

  (1)
  Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

  (2)
  Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205.    Withdrawal of Demand.

        A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206.    Restoration of Dividend and Other Rights.

        (a)   When rights restored.    The rights of a stockholder who demands payment are restored in full, if:

    (1)
    The demand for payment is withdrawn;

    (2)
    A petition for an appraisal is not filed within the time required by this subtitle;

    (3)
    A court determines that the stockholder is not entitled to relief; or

    (4)
    The transaction objected to is abandoned or rescinded.

        (b)   Effect of restoration.    The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207.    Notice and Offer to Stockholders.

        (a)   Duty of successor.

  (1)
  The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

  (2)
  The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his tock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

  (i)
  A balance sheet as of a date not more than six months before the date of the offer;

  (ii)
  A profit and loss statement for the 12 months ending on the date of the balance sheet; and

  (iii)
  Any other information the successor considers pertinent.

        (b)   Manner of sending notice.    The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208.    Petition for Appraisal; Consolidation of Proceedings; Joinder of Objectors.

        (a)   Petition for appraisal.    Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

  (b)
  Consolidation of suits; joinder of objectors.

  (1)
  If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

  (2)
  Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209.    Notation on Stock Certificate.

        (a)   Submission of certificate.    At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

        (b)   Transfer of stock bearing notation.    If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210.    Appraisal of Fair Value.

        (a)   Court to appoint appraisers.    If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

        (b)   Report of appraisers—Filing.    Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

        (c)   Same—Contents.    The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

        (d)   Same—Service; objection.

    (1)
    On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

    (2)
    Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211.    Action by Court on Appraisers' Report.

        (a)   Order of court.    The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

          (1)   Confirms, modifies, or rejects it; and

          (2)   If appropriate, sets the time for payment to the stockholder.

        (b)   Procedure after order.

    (1)
    If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

    (2)
    If the appraisers' report is rejected, the court may:

    (i)
    Determine the fair value of the stock and enter judgment for the stockholder; or

    (ii)
    Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

        (c)   Judgment includes interest.

    (1)
    Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

    (2)
    The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

    (i)
    The price which the successor offered for the stock;

    (ii)
    The financial statements and other information furnished to the stockholder; and

    (iii)
    Any other circumstances it considers relevant.

        (d)   Costs of proceedings.

    (1)
    The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

    (i)
    The price which the successor offered for the stock;

    (ii)
    The financial statements and other information furnished to the stockholder; and

    (iii)
    Any other circumstances it considers relevant.

    (2)
    Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

    (i)
    The successor did not make an offer for the stock under § 3-207 of this subtitle; or

    (ii)
    The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

        (e)   Effect of judgment.    The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212.    Surrender of Stock.

        The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

  (1)
  The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

  (2)
  Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213.    Rights of Successor with Respect to Stock.

        (a)   General rule.    A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

        (b)   Successor in transfer of assets.    After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

        (c)   Successor in consolidation, merger, or share exchange.    Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
BALLOT

        The vote solicited hereby is made jointly on behalf of Winthrop Residential Associates II, A Limited Partnership, through One Winthrop Properties, Inc., its managing general partner, and Equity Resources Investments, LLC.

        The undersigned, a limited partner of Winthrop Residential Associates II, A Limited Partnership (the "Partnership"), and the holder of units of limited partnership interest (the "Units") in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby votes:

☐	FOR	☐	AGAINST	☐	ABSTAINS

the adoption of the merger agreement and the approval of the merger as described in the Partnership's Statement Furnished in Connection with the Solicitation of Consents, dated November 8, 2004, and agrees to report the transaction as a sale of Units at the effective time of the merger for U.S. federal income tax purposes.

        IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED BALLOT WILL BE DEEMED TO BE A VOTE "FOR" THE PROPOSAL.

        The undersigned hereby acknowledges receipt of the Statement Furnished in Connection with the Solicitation of Consents, dated November 8, 2004.

        A fully completed, signed and dated copy of this Ballot must be sent to the Partnership by mail or overnight courier to the respective address specified below, or by fax to the fax number specified below, prior to 5:00 p.m., New York City time on December 21, 2004.

        Once completed and signed, this Ballot should be sent to Winthrop Residential Associates II, A Limited Partnership, by mail to P.O. Box 9507, Boston, Massachusetts 02114, by overnight courier services to 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114 or by fax to (617) 570-4710.

Dated: , 2004	By:
Please Print Name
If held jointly:
By:
Please Print Name

Please sign exactly as you hold your Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder must sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

QuickLinks

TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE BALLOT
INTRODUCTION
THE MERGER
THE MERGER AGREEMENT
THE PARTNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
MARYLAND GENERAL CORPORATION LAW TITLE 3, SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS
WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP BALLOT